UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2011

KINETIC CONCEPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

No change since last report
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

FDA Warning Letter

On May 9, 2011, LifeCell Corporation (“LifeCell”), a wholly-owned subsidiary of Kinetic Concepts, Inc. (the “Company”), received a warning letter, dated May 5, 2011, from the Food and Drug Administration (the “FDA”), following an inspection by the FDA at LifeCell from November 2, 2010 to November 10, 2010.  The inspection was conducted for the purpose of determining whether LifeCell complied with applicable federal regulations relating to its sponsorship of certain clinical studies.  At the close of the inspection, the FDA issued a Form 483 identifying certain observed instances of non-compliance with FDA regulations.

On December 1, 2010, LifeCell provided a timely written response to the FDA.  On May 9, 2011, LifeCell received the warning letter, which reiterates certain of the observations noted above and notes that the FDA does not view certain of LifeCell’s December 1, 2010 responses as adequate.  The FDA also identified certain observed non-compliance with FDA regulations covering the promotion of LifeCell’s Strattice/LTM product for use with breast implants.

The Company takes these matters seriously and intends to respond fully to the FDA’s requests, and believes that the FDA’s concerns can be resolved without a material impact on the Company’s business.  However, the Company cannot give any assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter.

OIG Investigation

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, in February 2009, the Company received a subpoena from the U.S. Department of Health and Human Services Office of Inspector General ("OIG") seeking records regarding the Company’s billing practices under the local coverage policies of the four regional Durable Medical Equipment Medicare Administrative Contractors. The Company cooperated with the OIG's inquiry and provided substantial documentation to the OIG and the U.S. Attorney’s Office in response to its request. On May 9, 2011, the Company received notice that the U.S. Attorney’s Office has declined to intervene in sealed qui tam allegations against the Company. The Company has not been advised whether the qui tam relator will proceed independently.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements concerning, among other things, management's outlook, estimates of future performance, expectations and other forward-looking information that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations.  These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties that could cause actual results to be materially different from those in the forward-looking statements, such as changes in demand for our products, increased competition, changes in market conditions, political events, pending or future claims or litigation, technology advances, actions of regulatory agencies and changes in government regulations or the application or interpretation thereof.  Many of these important factors are outside of our control.  No assurance can be provided as to the outcome from litigation, regulatory actions, administrative proceedings, governmental investigations, warning letters, business strategies or future financial results.  All information set forth herein is as of the date of this Current Report on Form 8-K.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2011, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."  These reports are on file with the SEC and available at the SEC's website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.
Date: May 12, 2011
	By:	/s/ Martin J. Landon
		Name:	Martin J. Landon
		Title:	Executive Vice President and Chief Financial Officer